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                                ENERGY INVESTORS
                            JOINT VENTURE AGREEMENT


       This Joint Venture Agreement (this "Agreement"), dated as of the 27th day of November, 1996, by and among the undersigned, the other persons executing this Agreement as Joint Venturers, and HACL, Ltd., a Texas limited partnership (the "Managing Joint Venturer"), (collectively, the parties hereto are sometimes hereinafter referred to as the "Joint Venturers"):

                              W I T N E S S E T H:

       1. Definitions. As used herein, the following terms have the following meanings:

       "Cash Available for Distribution" shall mean all cash dividends received by the Joint Venture, the cash proceeds of any stock sold or otherwise disposed of by the Joint Venture, and any other cash received by the partnership net of any expenses incurred by the Joint Venture.

       "Company" shall mean Hawkins Energy Corporation, an Oklahoma corporation.

       "Company Common Stock" shall mean the $0.01 par value per share common stock of the Company.

       "Fair Market Value of the Stock" shall mean on any date specified herein, the average of the amount per share of the common stock of the Company over the last 20 business days prior to the date in question, equal to (a) the last sale price of the common stock of the Company, regular way, on such dates or, if no such sale takes place on such dates, the average of the closing bid and
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asked prices thereof on such dates, in each case as officially reported on the principal national securities exchange on which such common stock is then listed or admitted to trading, or (b) if such common stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of such common stock on such dates, or (c) if there shall have been no trading on such dates or if the common stock of the Company is not so designated, the average of the closing bid and asked price of the common stock of the Company on such dates as shown by the NASD automated quotation system, or (d) the Fair Market Value of such common stock of the Company cannot be ascertained by any of the aforementioned methods for at least 10 of the dates in question, then the Fair Market Value shall be established by an investment banking firm selected by the Managing Joint Venturer.

       "Joint Venture Interest" shall mean an interest in the Joint Venture, held by the Joint Venturers or their transferees or assigns.

       "Person" means an individual, firm, corporation, limited liability company, partnership or other legal entity.

       "Stock" shall mean all or any portion of the issued and outstanding shares of common stock of the Company conveyed to the Joint Venture, to be held pursuant to this Agreement.




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       "Stock Purchase Agreement" shall mean that certain Stock Purchase
Agreement by and between the Company and HACL, Ltd. dated as of October 16, 1996.

       2. Formation of Joint Venture. The Joint Venturers hereby form, pursuant to the Texas Revised Partnership Act, article 6132b-1.01 et. seq. of the Civil Statutes of the State of Texas (hereinafter, as from time to time amended, referred to as the "Act") a joint venture, which organization is hereinafter referred to as the "Joint Venture." The rights and liabilities of the Joint Venturers shall, except as may be hereinafter expressly stated to the contrary, be as provided for in the Act.

       3. Joint Venture Name. The business of the Joint Venture shall be conducted under the name of Energy Investors Joint Venture.

       4. Principal Office. The Joint Venture's principal office shall be at 8080 N. Central Expressway, 16th Floor, Dallas, Texas, 75206, or at such other address as the Managing Joint Venturer may designate.

       5. Term. The Joint Venture shall commence on the date hereof and shall continue in effect until the earlier of (i) for a period of four years and 1 day from the date the Stock is purchased by the Managing Joint Venturer (the "Settlement Date"), on which date the Joint Venture shall dissolve, or (ii) until the occurrence of any of the following events of dissolution:

               (a) the sale or other disposition of all or substantially all of the Stock;





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               (b)      the unanimous election of the Joint Venturers to
       dissolve the Joint Venture;

               (c) a final non-appealable decree of court ordering dissolution;

               (d) in accordance with the provisions of the Act not inconsistent with this Agreement; or

               (e) the dissolution, disability or adjudication of bankruptcy of the Managing Joint Venturer, but only if a successor does not become a substitute Managing Joint Venturer.

       6. Purpose of the Joint Venture. The purpose of the Joint Venture is to hold title to the Stock pursuant to this Agreement.

       7. Authority of the Managing Joint Venturer. To carry out its purpose and not in limitation thereof, the Managing Joint Venturer is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes of this Agreement, and for the protection and benefit of this Joint Venture, in accordance with and subject to the limitations in this Agreement and in accordance with the Act.

       8. Interests in Joint Venture. The Joint Venturers other than the Managing Joint Venturer are and shall be the Preferred Joint Venturers. The Preferred Joint Venturers shall be entitled to receive a priority return (the "Priority Return") of their "Initial Contribution", as hereinafter defined, plus 31.61% per annum, compounded annually, plus a their pro rata share of a 50 percent Joint Venture Interest. The Managing Joint Venturer shall





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also have a 50 percent Joint Venture Interest.  The Joint Venture Interests shall be subordinate to the Priority Return. Each Preferred Joint Venturer shall have a prorata interest in the 50 percent of the Joint Venture Interest in the ratio that each Preferred Joint Venturer's Initial Contribution bears to the total Initial Contributions of all Preferred Joint Venturers. For example, if the Preferred Joint Venturer in question contributed 1/2 of the total Initial Contributions, then he or it would own a 25% Joint Venture Interest.

       9. Investment Representations. Each Joint Venturer hereby acknowledges and agrees that the Joint Venture Interests have been acquired for investment purposes only and have not been registered under the Securities Act of 1933, as amended, or the securities laws of various states. Without such registration and applicable state registration, such Joint Venture Interests may not be sold, pledged, hypothecated or otherwise transferred, except upon delivery to the trustee of an opinion of counsel satisfactory to the Managing Joint Venturer that registration is not required for such transfer or the submission to the Managing Joint Venturer of such other evidence as may be satisfactory to the Managing Joint Venturer to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder. Any transfers will require the consent of the Managing Joint Venturer.





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       10.  Initial Contributions of Joint Venturers.  Each Preferred Joint
Venturer will initially contribute the money (an "Initial Contribution") as set forth on the signature page. The Subordinate Joint Venturers have contributed a portion of their rights under the Stock Purchase Agreement to allow for the purchase of the shares of common stock of the Company being acquired by the Joint Venture pursuant to this Agreement.

       11. Return or Withdrawal of Capital Contributions; Distributions. Except as otherwise expressly provided in this Agreement, none of the Joint Venturers shall be entitled to demand a refund or return of any Capital Contributions or to withdraw any part of its Capital Account nor to receive any distribution from the Joint Venture. No Joint Venturer shall be personally liable for the return of any Capital Contributions, or any portion thereof, it being expressly understood that any such return shall be made solely from Joint Venture assets, nor shall any Joint Venturer be required to pay to the Joint Venture or any other Joint Venturer any deficit in such Joint Venturer's Capital Account upon dissolution or otherwise. No Joint Venturer shall have the right to demand or receive property other than cash for his or its Interest.

       12. Capital Accounts. A Capital Account shall be established and maintained for each Joint Venturer in accordance with the cash method of accounting.

       13. Allocations of Profits; Losses; Distributions. All Cash Available for Distribution shall be distributed as follows:





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       (a)  In any fiscal year of the Joint Venture, 100 percent will be distributed to the Preferred Joint Venturers pro rata in accordance with their rights to the Priority Return, until the Preferred Joint Venturers have been paid their Priority Return in full.

       (b) To the extent that the Cash Available for Distribution exceeds the amount needed to pay the Priority Return, all distributions will then be pro rata to the Joint Venturers in accordance with their Joint Venture Interests.

All items of income, gain, expense and loss for each fiscal year shall be allocated in accordance with the distributions made under this provision.

       14. Allocations of Profits; Losses; Distributions Upon Dissolution. Notwithstanding anything herein to the contrary, upon dissolution and winding up of the Joint Venture, the Managing Joint Venturer shall calculate the Fair Market Value of the Stock upon the date of the dissolution and distribute the Stock in kind as follows:

       (a) one hundred percent (100%) to the Preferred Joint Venturers pro rata in accordance with their rights to the Priority Return, until the Preferred Joint Venturers have received Stock with a Fair Market Value equal to their Priority Return (after deduction for any prior distributions); and

       (b) To the extent that the Fair Market Value of the Stock exceeds the amount needed to provide the Preferred Joint Venturers with their Priority Return (after deduction for any





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       prior distribution) such excess stock will be distributed pro rata to the Joint Venturers in accordance with their Joint Venture Interests.

Any income, gain, expense and loss associated with such dissolution shall be allocated in accordance with the distributions made under this provision.

       15. Managing Joint Venturer's Role. The Managing Joint Venturer does herewith acknowledge that the title to the Stock, as acquired or to be acquired in the name of the Joint Venture shall be held for the account of the Joint Venture.

       16. Rights of the Managing Joint Venturer. Until the termination of this Agreement, the Managing Joint Venturer shall have the exclusive right and duty, with the consent of the other Joint Venturers as set forth in this Agreement, to exercise, in person or by his nominee or proxy, all the Joint Venture's rights and powers with respect to all Stock, including the right to vote and to take part in or consent to any corporate or shareholder action of any kind whatsoever. The Managing Joint Venturer shall vote the Stock proportionately as directed by each of the Preferred Joint Venturers in accordance with the Preferred Joint Venture Interest of each.

       17. Liability of Managing Joint Venturer. The Managing Joint Venturer shall be liable for his acts hereunder only in the case of his own willful misconduct or gross negligence, violation of the voting limitations set out above, or failure to exercise good faith in the exercise of his acts hereunder.





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       18.     Dividends.  The Managing Joint Venturer shall promptly
distribute to the Joint Venturers any proceeds of any dividend (except dividends of Stock) in accordance with Section 13 of this Agreement. If any dividends are declared in Stock of the Company, the Managing Joint Venturer shall retain such Stock pursuant to the terms of this Joint Venture.

       19. Compensation, Reimbursement and Expenses of the Managing Joint Venturer. The Managing Joint Venturer shall serve hereunder without compensation. The Managing Joint Venturer shall have the right to incur and pay (and be reimbursed for) any reasonable expenses and charges, including, but not limited to, the right to employ and pay such agents, attorneys and other persons as he may deem necessary, desirable or proper for carrying out the terms of this Agreement. Nothing herein contained shall disqualify the Managing Joint Venturer or incapacitate him from serving the Company as an officer or director, or in any other capacity, from receiving compensation in any such capacity or from dealing or contracting with the Company.

       20. Warrants Received By the Managing Joint Venturer. The Preferred Joint Venturers acknowledge that, pursuant to the Stock Purchase Agreement, the Managing Joint Venturers are entitled to receive warrants to purchase the Company's Stock in addition to the Stock held under this Agreement. The Preferred Joint Venturers further acknowledge that the Warrants are the individual property of the Managing Joint Venturer and are not subject to this Agreement.





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       21.     Consent to Power of Attorney, Joint Securities Filings.  The
Joint Venturers hereby grant a power of attorney to the Managing Joint Venturer to make any necessary filings with the Securities and Exchange Commission and hereby consent to the filing of a joint Schedule 13-D under the Securities Exchange Act of 1934.

       22. Intent of Parties. The parties hereto signify and declare that it is not their intention by the terms of this Agreement to engage in the conduct or operation of any business. This Agreement shall be limited to the holding, distribution of dividends and voting of the Stock and final distribution specifically described in and covered hereby. This Agreement is intended as a statement of a joint venture between the parties, the sole purpose and intent of which joint venture is the holding, distribution of dividends and voting of the Stock specifically described herein. Neither the Joint Venturers nor the Managing Joint Venturer have the authority to enter into binding obligations or create any liability not consistent with this Agreement.

       23. No Partition. Each party hereto waives any right statutory or otherwise, to partition the Stock covered by this Agreement, and severally agrees that the same may not be partitioned either in kind or by sale and division of the proceeds thereof save with and by the express agreement of all Joint Venturers.

       24.     Miscellaneous Provisions.

       (a) This Agreement shall be subject to and governed by the laws of the State of Texas.





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       (b)     Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

       (c) This Agreement shall be binding upon the Managing Joint Venturer, the Joint Venturers, and their respective heirs, executors, administrators, legal representatives, successors and assigns.

       (d) All notices, demands, consents and reports provided for in this Agreement shall be in writing and shall be given to the parties at the addresses or telecopy number set forth on the signature page of this Agreement or at such other addresses or telecopy number as a Joint Venturer may hereafter specify in writing. Such notices may be delivered by hand (which shall include, but not be limited to, notices by telex, telegram or telecopy) or may be mailed, postage prepaid, by certified or registered mail, by a deposit in a depository for the receipt of mail regularly maintained by the United States Postal Service or by the use of Federal Express or a similar service. All notices which are hand delivered in the manner provided above shall be deemed given on the date of delivery. All notices which are mailed or sent in the manner provided above shall be deemed received on the date shown on the return receipt.

       25. Separability. If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of this





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Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph  or section so adjudged to be invalid.

       26. Assignment. No Joint Venturer may assign or transfer his or its rights or interest under this Joint Venture Agreement without the prior written consent of the Managing Joint Venturer. Any attempt to accomplish such an assignment or transfer, without the written consent of the Managing Joint Venturer, shall be void.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be deemed an original, as of the date and year first above written.

Preferred Joint                                                          Initial
   Venturer                                                        Contributions
---------------                                                    -------------


-----------------------------                                      -------------
[Name]
Address:
        ---------------------

-----------------------------

-----------------------------

Telephone Number:
                 ------------
Facsimile Number:
                 ------------
Tax I.D. Number or
  Social Security No.
                      -------

Managing Joint Venturer                                   Joint Venture Interest
-----------------------                                   ----------------------

HACL, LTD.

by:  Six-Dawaco, Inc., general partner

                                                                             50%
----------------------------
Name:
     -----------------------
Title:
      ----------------------

8080 No. Central Expressway,
16th Floor
Dallas, TX  75206
Telephone: (214) 891-7000
Facsimile: (214) 891-7030





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